AMENDMENT TO THE BELLSOUTH RETIREMENT SAVINGS PLAN



     This amendment is made to the BellSouth Retirement Savings

Plan (the "Plan"), which was amended and restated effective as of

July 1, 1996.  The BellSouth Savings Plan Committee, under

authority delegated by the Nominating and Compensation Committee to approve amendments to the Plan, hereby amends the Plan, as follows:



                               I.

By amending the introductory clause in the second sentence of
Section 4.2.a.(i)(B) to read as follows:

     "The Committee shall determine such percentages, and the BellSouth senior officer responsible for human resources shall amend Schedule B, as necessary, for each 12 month period beginning on April 1, according to the following formula:"


                               2.

By amending the text of Section 4.2.a.(i)(B)(III) to read as follows:

     "Notwithstanding the above, the BellSouth senior officer responsible for human resources may determine and set out on Schedule B a match percentage for such Participating Company for any period which is less than the match percentage which otherwise would apply for such period under the formula above and shall be responsible for determining and setting out on Schedule B the appropriate line of business for each Participating Company. Furthermore, the BellSouth Board of Directors, in its sole discretion, may provide for an increase in the percentages otherwise determined under Paragraph (A) and/or (B) above for one or more Participating Companies for any period if the Board deems it advisable in light of participation levels, the price of BellSouth Shares or other factors. The BellSouth senior officer responsible for human resources shall revise Schedule B, as necessary, to reflect any such increased percentages declared by the Board of Directors.


                               3.

By amending the parenthetical phrase in Section 7.2.b and 7.2.c.
to read as follows:

     (as designated by the BellSouth senior officer responsible for human resources on Schedule A)

                               4.

By amending the second sentence of Section 7.4.c. to read as follows:

     These Participating Companies shall be designated by the BellSouth senior officer responsible for human resources on Schedule A , as amended from time to time.

This amendment shall be effective retroactive to July 1, 1996.



APPROVED this 18th day of February, 1997.


BELLSOUTH SAVINGS PLAN COMMITTEE

 /s/  H.C. Henry, Jr.
BY:  H.C. Henry, Jr.
Executive Vice President - Corporate Relations
Chairman